Exhibit 10.1
FIRST AMENDMENT TO
AGREEMENT REGARDING ADDITIONAL PARTICIPATING PARTY RIGHTS
AND
AMENDMENT NO. 3 TO
PLANT ALVIN W. VOGTLE ADDITIONAL UNITS
OWNERSHIP PARTICIPATION AGREEMENT
AND
AMENDMENT NO. 4 TO
PLANT VOGTLE OWNERS AGREEMENT AUTHORIZING
DEVELOPMENT, CONSTRUCTION, LICENSING AND
OPERATION OF ADDITIONAL GENERATING UNITS

This First Amendment to Agreement Regarding Additional Participating Party Rights and Amendment No. 3 to Plant Alvin W. Vogtle Additional Units Ownership Participation Agreement and Amendment No. 4 to Plant Vogtle Owners Agreement Authorizing Development, Construction, Licensing and Operation of Additional Generating Units, dated and effective as of August 31, 2018 (this “First Amendment”), is by and among GEORGIA POWER COMPANY, a corporation organized and existing under the laws of the State of Georgia (“GPC”), OGLETHORPE POWER CORPORATION (AN ELECTRIC MEMBERSHIP CORPORATION), an electric membership corporation formed under the laws of the State of Georgia (“OPC”), MUNICIPAL ELECTRIC AUTHORITY OF GEORGIA, a public body corporate and politic and an instrumentality of the State of Georgia (“MEAG”), MEAG POWER SPVJ, LLC, MEAG POWER SPVM, LLC, MEAG POWER SPVP, LLC, each a Georgia limited liability company (collectively, the “MEAG SPVs”), and THE CITY OF DALTON, GEORGIA, an incorporated municipality in the State of Georgia acting by and through its Board of Water, Light and Sinking Fund Commissioners d/b/a Dalton Utilities (“Dalton”) (GPC, OPC, MEAG, the MEAG SPVs and Dalton hereinafter referred to individually as a “Party” and collectively called the “Parties”).
WITNESSETH
WHEREAS, GPC, OPC, MEAG, the MEAG SPVs and Dalton entered into (i) the Agreement Regarding Additional Participating Party Rights and Amendment No. 3 to Plant Alvin W. Vogtle Additional Units Ownership Participation Agreement and Amendment No. 4 to Plant Vogtle Owners Agreement Authorizing Development, Construction, Licensing and Operation of Additional Generating Units, dated as of November 2, 2017 (the “Agreement and Amendment”); and
WHEREAS, the Parties have agreed to amend and clarify certain of the additional rights of the Parties and establish related procedures.
NOW, THEREFORE, in consideration of the recitals, the mutual promises herein and other good and valuable consideration, the receipt and sufficiency of which the Parties acknowledge, the Parties, intending to be legally bound, acknowledge, stipulate and agree as follows:

SECTION 1.0    Defined Terms.
Capitalized terms used in this First Amendment and not defined in this First Amendment have the meanings assigned in the Agreement and Amendment.
SECTION 2.0    Amendments and Clarifications to Agreements Regarding Additional Participating Party Rights.
Section 2.1    Amendments to Ninety Percent Approval Provisions. Section 2.1 of the Agreement and Amendment shall be and hereby is amended as follows:

(a)	Section 2.1(a)(iii) of the Agreement and Amendment shall be and hereby is amended and restated in its entirety to read as follows:
“(iii) (1) any (A) decision by the Georgia Public Service Commission (“GPSC”) to disapprove any portion of GPC’s share of the total Project investment or GPC’s associated financing costs or (B) determination by the GPSC during its review of GPC’s Seventeenth Semi-Annual Construction Monitoring Report, Request for Approval of the Expenditures Made between January 1, 2017 and June 30, 2017, and Request for Approval of the Revised Project Cost Estimates and Construction Schedule Pursuant to O.C.G.A. § 46-3A-7(b), submitted by GPC to the GPSC August 31, 2017 (“VCM 17”) review, or at any time thereafter, (i) that any of GPC’s share of the total Project investment or GPC’s associated financing costs (except those already specified in GPSC’s December 20, 2016, Order Adopting Stipulation, filed January 3, 2017) will not be recovered in GPC’s retail rates because they are deemed by the GPSC to be unreasonable or imprudent or for any other reason, or (ii) that such investment or associated financing costs will be presumed to be unreasonable or imprudent or unrecoverable, in each case which decision or determination shall have become final and non-appealable; or (2) GPC shall (i) not submit any portion of GPC’s share of the total Project investment or GPC’s associated financing costs to the GPSC for approval by the conclusion of its routine VCM reporting process, or (ii) publicly announce, with respect to any portion of GPC’s share of the total Project investment or GPC’s associated financing costs, its intention not to submit such portion to the GPSC for approval for recovery in GPC’s rates; it being expressly understood and agreed that any investments or costs constituting the basis of a PAE under this subsection (2) shall not also support a PAE under subsection (1); or”

(b)	Section 2.1(a)(iv) of the Agreement and Amendment shall be and hereby is amended and restated in its entirety to read as follows:
“(iv) a cumulative increase in the estimated construction cost or schedule for the Project, as reported to the Parties by SNC, that increases the construction cost or schedule by an amount equal to or greater than one billion dollars ($1,000,000,000) and/or one (1) year, respectively, in excess of the larger and/or longer of (x) the estimated construction cost and schedule reported by GPC in VCM 17 (nine billion four hundred and fifty million dollars ($9,450,000,000) from July 1, 2017, and Commercial Operation dates of November 2021 for Unit 3 and November 2022 for

Unit 4) and approved by the GPSC or (y) the largest/longest of any estimated construction cost/schedule approved by the Participating Parties owning at least an aggregate ninety percent (90%) Ownership Interest in the Additional Units in connection with a PAE (for example, if a PAE occurred for a cumulative increase in the estimated construction cost for the Project, as reported to the Parties by SNC, of $1 billion or more over the VCM 17 estimated construction cost and the Participating Parties owning at least an aggregate ninety percent (90%) Ownership Interest in the Additional Units voted to continue or defer the Project, if the estimated construction cost for the Project, as reported to the Parties by SNC, later increases on a cumulative basis by an additional $1 billion or more, the later $1 billion or more increase would constitute its own separate, additional PAE event; and by way of further example, if a PAE occurs for a cumulative increase in the estimated schedule for the Project, as reported to the Parties by SNC, of twelve months or more over the VCM 17 estimated schedule and the Participating Parties owning at least an aggregate ninety percent (90%) Ownership Interest in the Additional Units voted to continue or defer the Project, if the estimated schedule for the Project, as reported to the Parties by SNC, later increases on a cumulative basis by an additional twelve months or more, the later twelve-month or more increase shall constitute its own separate, additional PAE event).
For purposes of this Section 2.1(a)(iv), the phrase “as reported to the Parties by SNC,” shall mean, without duplication: (1) a written notice to the Parties executed by the Chief Executive Officer or Executive Vice President of SNC including such estimated construction cost and/or schedule for the Project, or (2) a formal presentation by SNC or GPC for vote of the Parties of a proposed budget containing such estimated construction cost and/or schedule for the Project for approval in accordance with the Ownership Participation Agreement, or (3) a filing by GPC with the GPSC including such estimated construction cost and/or schedule for the Project; it being expressly understood and agreed that any estimated construction cost or schedule for the Project can only constitute the basis for one PAE despite the multiple ways/times it may be reported to the Parties by SNC;”
Section 2.2    Voting Procedures Under Section 2.1 of the Agreement and Amendment. A new Section 2.12 shall be and hereby is added to the Agreement and Amendment to read in its entirety as follows:
“Section 2.12    Voting Procedures Under Section 2.1.

(a)
For purposes of establishing the approvals/agreements of the Parties required under Sections 2.1(a) and 2.1(b), within five (5) business days after the occurrence (and GPC’s knowledge) of one or more PAE(s), GPC will submit to each of the other Parties a written ballot in substantially the following form (“Ballot”):

The event(s) described below constitute(s) a PAE (as defined in Section 2.1(a) of the Agreement Regarding Additional Participating Party Rights and Amendment No. 3 to Plant Alvin W. Vogtle Additional Units Ownership Participation Agreement and Amendment No. 4 to Plant Vogtle

Owners Agreement Authorizing Development, Construction, Licensing and Operation of Additional Generating Units (the “Agreement and Amendment”)).
[Insert description of each PAE event to which the Ballot relates. For any PAE under 2.1(a)(iii), the description shall include the specific dollar amount of investment, financing costs or both that is the basis of the PAE. For any PAE under 2.1(a)(iv), the description shall include the specific dollar amount of any increase in estimated construction cost and any new estimated Commercial Operation dates, in each case, that is the basis of the PAE.]
[Name of Party] hereby:

a.	votes to continue the Project* work; (yes/no)

b.	voted “no” on item a. above but votes to defer the Project work until [insert date]; (yes/no)

Chief Executive Officer or Executive
Vice President of [Name of Party]

*(as such term is defined in the Agreement and Amendment)

(b)
Each Party shall have fifteen (15) business days from the later of its receipt of the Ballot and, solely in the event the Ballot relates to a PAE under Section 2.1(a)(iv) of this Agreement and Amendment, its receipt of projected cash flows for the estimated construction cost for the Project, as reported to the Parties by SNC, including any cumulative increase that is the subject of the PAE, to return a properly completed and executed Ballot to each of the other Parties (the “Ballot Deadline”). If any Party fails to return a properly completed and executed Ballot on or before the Ballot Deadline (as such Ballot Deadline may be extended prior to its otherwise occurring by agreement of each of the Parties), that Party will be deemed to have not voted for/not approved each of the continuation or deferral of the Project.

(c)
The Parties hereby authorize GPC and SNC, in their roles as agents, to have Project work continue during the voting period until the earlier of (i) the receipt by GPC of completed and executed Ballots from one or more Parties that reflect that the required ninety percent (90%) vote/approval to continue or defer the Project work will not be obtained or (ii) the Ballot Deadline.

(d)
Notwithstanding clause (c) above, in the event Parties holding an aggregate ninety percent (90%) or more of the Ownership Interest in the Additional Units do not vote to continue or defer Project work, the Chief Executive Officer or Executive Vice President of GPC will direct the Chief Executive

Officer or Executive Vice President of SNC to commence and have completed on behalf of the Parties the orderly termination of Project work.

(e)
Notwithstanding clause (c) above, in the event Parties holding an aggregate ninety percent (90%) or more of the Ownership Interest in the Additional Units vote to defer Project work, the Chief Executive Officer or Executive Vice President of GPC will direct the Chief Executive Officer or Executive Vice President of SNC to take such actions on behalf of the Parties as are reasonably necessary to suspend Project work and reasonably preserve the ability to recommence activities necessary to complete the Project work in the event the Parties approve continuation of the Project after the Deferral Period.

(f)
Notwithstanding clause (c) above, in the event Parties holding an aggregate ninety percent (90%) or more of the Ownership Interest in the Additional Units vote to continue Project work, Project work shall continue on behalf of the Parties in accordance with the budget approved in accordance with the Ownership Participation Agreement.”

SECTION 3.0    Miscellaneous.
Section 3.1    Counterparts. This First Amendment may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Further, the signatures of the duly authorized representatives of each Party hereto need not be contemporaneous and shall be deemed effective if exchanged by electronic transfer between the Parties hereto or their respective designees, including transmittal by facsimile or electronic mail.
Section 3.2    Joint Drafting. No Party shall assert or claim a presumption disfavoring the other by virtue of the fact that this First Amendment was drafted primarily by legal counsel for the other, and this First Amendment shall be construed as if and deemed drafted jointly by each of the Parties with the advice of their respective counsel and no presumption or burden of proof will arise favoring or disfavoring a Party by virtue of the authorship of any of the provisions of this First Amendment.
Section 3.3    Governing Law. The validity, interpretation, and performance of this First Amendment and each of its provisions shall be governed by the internal Laws of the State of Georgia.
Section 3.4    Severability. If any provision of this First Amendment is declared by any regulator or court of competent jurisdiction to be invalid or unenforceable, the balance of this First Amendment shall remain in effect, and this First Amendment shall be interpreted so as to give full effect to its effective terms and still be valid and enforceable.
Section 3.5    Headings. Headings appearing herein are used solely for convenience and are not intended to affect the interpretation of any provision of this First Amendment.
Section 3.6    Entire Agreement. This First Amendment represents the entire understanding and agreement between the Parties with respect to the subject matter hereof and supersedes all prior oral and written and all contemporaneous oral negotiations, commitments and understandings between the Parties regarding the subject matter hereof.
Section 3.7    Beneficiaries. This First Amendment is entered into for the sole benefit of the Parties, and except as may be specifically provided herein, no other person shall be a direct or indirect beneficiary of, or shall have any direct or indirect cause of action or claim in connection with, this First Amendment. Without limiting the foregoing, nothing in this First Amendment affects Toshiba’s obligations to fully comply with the Settlement Agreement or any of the Parties’ rights and remedies thereunder.
Section 3.8    Ratification. As amended by this First Amendment, the Agreement and Amendment remains in full force and effect.
Section 3.9    RUS Approval. The effectiveness of this First Amendment is subject to the condition that OPC has obtained the approval of the Administrator of the Rural Utilities Service required under OPC’s loan contract with the Rural Utilities Service for the amendments contained herein.

[Remainder of page left blank intentionally.]

IN WITNESS WHEREOF, the Parties have duly executed this First Amendment as of the date first above written.

Signed, sealed and delivered in the presence of:	GEORGIA POWER COMPANY

/s/Melanie Burks	By: /s/Chris Cummiskey
Witness	Name: Chris Cummiskey
Title: EVP
/s/Cheryl K. Smiley
Notary Public
My Commission expires: February 27, 2020	Attest: /s/Meredith M. Lackey
Its: SVP, General Counsel and Corporate Secretary
(CORPORATE SEAL)

Signed, sealed and delivered in the presence of:	OGLETHORPE POWER CORPORATION (AN ELECTRIC MEMBERSHIP CORPORATION)

/s/Anne F. Appleby	By: /s/Michael L. Smith
Witness	Name: Michael L. Smith
Title: President and CEO
/s/ Anna McNeive
Notary Public
My Commission expires: March 19, 2022	Attest: /s/Lisa Tingle
Its: Assistant Secretary
(CORPORATE SEAL)

Signed, sealed and delivered in the presence of:	MUNICIPAL ELECTRIC AUTHORITY OF GEORGIA

/s/Dale Dyer	By: /s/James E. Fuller
Witness	Name: James E. Fuller
Title: President & Chief Executive Officer
/s/Cindy R. Carter
Notary Public
My Commission expires: January 26, 2021	Attest: /s/Peter M. Degnan
Its: Sr. V.P. & General Counsel
(CORPORATE SEAL)

Signed, sealed and delivered in the presence of:	MEAG POWER SPVJ, LLC

By: MUNICIPAL ELECTRIC AUTHORITY OF GEORGIA, its sole member

/s/Dale Dyer	By: /s/James E. Fuller
Witness	Name: James E. Fuller
Title: President & Chief Executive Officer
/s/Cindy R. Carter
Notary Public
My Commission expires: January 26, 2021	Attest: /s/Peter M. Degnan
Its: Sr. V.P. & General Counsel
(CORPORATE SEAL)

Signed, sealed and delivered in the presence of:	MEAG POWER SPVM, LLC

By: MUNICIPAL ELECTRIC AUTHORITY OF GEORGIA, its sole member

/s/Dale Dyer	By: /s/James E. Fuller
Witness	Name: James E. Fuller
Title: President & Chief Executive Officer
/s/Cindy R. Carter
Notary Public
My Commission expires: January 26, 2021	Attest: /s/Peter M. Degnan
Its: Sr. V.P. & General Counsel
(CORPORATE SEAL)

Signed, sealed and delivered in the presence of:	MEAG POWER SPVP, LLC

By: MUNICIPAL ELECTRIC AUTHORITY OF GEORGIA, its sole member

/s/Dale Dyer	By: /s/James E. Fuller
Witness	Name: James E. Fuller
Title: President & Chief Executive Officer
/s/Cindy R. Carter
Notary Public
My Commission expires: January 26, 2021	Attest: /s/Peter M. Degnan
Its: Sr. V.P. & General Counsel
(CORPORATE SEAL)

Signed, sealed and delivered in the presence of:	CITY OF DALTON, GEORGIA BY: BOARD OF WATER, LIGHT AND SINKING FUND COMMISSIONERS D/B/A DALTON UTILITIES

/s/Mark Buckner	By: /s/Tom Bundros
Witness	Name: Tom Bundros
Title: CEO
/s/Pam Witherow
Notary Public
My Commission expires: May 13, 2019	Attest: /s/John Thomas
Its: Chief Energy Services Officer
(CORPORATE SEAL)